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Exhibit 10.2(g)

[Form for Employees]

COMPUCREDIT CORPORATION

NONQUALIFIED STOCK OPTION
COMMON STOCK
(No Par Value)

STOCK OPTION PLAN: CompuCredit Corporation 2003 Stock Option Plan

OPTION FOR THE PURCHASE OF:                          Shares

EXERCISE PRICE PER SHARE: $

EFFECTIVE DATE OF GRANT:                              ,

        THIS OPTION AGREEMENT, made and entered into this            day of                        ,            , by and between COMPUCREDIT CORPORATION, a Georgia corporation ("CompuCredit"), and                        (the "Grantee");

W I T N E S S E T H:

        WHEREAS, the CompuCredit Corporation 2003 Stock Option Plan (the "Plan") has been adopted by CompuCredit; and

        WHEREAS, Article II of the Plan authorizes the Compensation Committee ("Committee") to cause CompuCredit to enter into a written agreement with the Grantee setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and this Agreement; and

        WHEREAS, the Committee desires to make an award to the Grantee consisting of a Nonqualified Stock Option.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, including that provided under any non-compete or similar agreement, the receipt and sufficiency of which are hereby acknowledged, CompuCredit and the Grantee hereby agree as follows:

        1.    General Definitions.    Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Option Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

          (a)   "Cause" shall mean, unless otherwise defined in an individual employment agreement between the Grantee and CompuCredit or any affiliate (in which case such employment agreement definition shall govern), (i) the conviction of the Grantee for any felony or any misdemeanor involving moral turpitude, (ii) the willful and continued failure by the Grantee to substantially perform the Grantee's duties, as they may be defined from time to time, with the Grantee's primary employer or to abide by the written policies of CompuCredit or the Grantee's primary employer, or (iii) the willful engaging by the Grantee in conduct which is demonstrably injurious to CompuCredit or any affiliate, monetarily or otherwise.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)   "Common Stock" shall mean the common stock of CompuCredit, no par value per share.

          (d)   "CompuCredit" shall mean CompuCredit Corporation.

          (e)   "Expiration Date" shall mean the date on which this Option expires pursuant to the provisions of paragraph 4 hereof.

          (f)    "Fair Market Value" of a share of Common Stock on a specified date shall mean:

    (i)
    if the Common Stock is then traded on a national securities exchange, the closing price on such date of a share of the Common Stock as traded on the largest securities exchange on which it is then traded; or

    (ii)
    if the Common Stock is not then traded on a national securities exchange, the average of the high and low prices for the Common Stock, as quoted on the Nasdaq National Market System (A) on such date, or (B) if no high and low prices are quoted on such date, then on the next preceding date on which such prices are quoted; or

    (iii)
    if the Common Stock is not then traded on a national securities exchange or quoted on the Nasdaq National Market System, the value determined in good faith by the Committee.

          (g)   "Option" shall mean the option evidenced by this Option Agreement, which is intended to be a "nonqualified stock option."

          (h)   "Option Price" shall mean the purchase price of each share of Common Stock that may be purchased by the Grantee upon the exercise of this Option, in whole or in part. The Option Price is set forth under "Exercise Price Per Share" on page 1 of this Option Agreement as adjusted from time to time in accordance with the provisions hereof.

          (i)    "Vesting Date" shall mean [the first, second and third anniversaries of the Date of Grant. At any time during the period of this Option commencing with the first anniversary of the Effective Date of Grant, the Grantee may purchase up to 33 1/3% of the shares covered by this Option and may purchase additional increments of 33 1/3% of the Shares covered by this Option on the second and third anniversaries of the Effective Date of Grant, so that this Option will be fully vested on the third anniversary of the Effective Date of Grant.]

        2.    Grant of Option.    Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee shall have the right, at any time after the Vesting Date and on or before the Expiration Date, to purchase the number of shares of Common Stock set forth on page 1 of this Option Agreement and pursuant to the definition of Vesting Date, such number of shares and the Option Price being subject to adjustment in accordance with the provisions set forth below and in accordance with the terms of the Plan.

        3.    Manner of Exercise.    Subject to the terms, conditions, and limitations set forth herein, this Option may be exercised in whole or in part at any time or from time to time after the Exercise Date and on or before the Expiration Date as to any part of the number of whole shares of Common Stock then vested pursuant to the definition of Vesting Date and available under this Option. Such exercise shall be effective only if the Grantee duly executes and delivers to CompuCredit, at the principal executive office of CompuCredit or at such other address as CompuCredit may designate by notice in writing to the Grantee, an option exercise form substantially the same as that attached hereto as Exhibit A, indicating the number of shares of Common Stock to be purchased and accompanied by payment of the Option Price and any withholding amounts described below. Payment of the Option Price and any such withholding amounts may be made (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having a Fair Market Value, at the time of exercise, equal to the total Option Price (provided that the shares tendered shall have been held by the Grantee for at least six months prior to their tender); or (iii) through a cashless exercise procedure, as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions and which the Committee determines to be consistent with the Plan's purpose and applicable law.

        Upon any effective exercise of this Option, CompuCredit shall become obligated to issue a certificate or certificates to the Grantee representing the number of shares of Common Stock so purchased. Notwithstanding the foregoing, no shares of Common Stock will be issued unless the Grantee (or his representative as the case may be) shall pay to CompuCredit or any affiliate, as applicable, such amount as CompuCredit or any affiliate may advise it is required under applicable federal, state or local law to withhold and pay over to governmental taxing authorities by reason of the purchase of such shares of Common Stock pursuant to this Option. No fractional shares will be issued.

        4.    Expiration of Option.    This Option shall expire, shall become null and void, and shall be of no further force and effect upon the earliest to occur of the following events:

          (a)   Two months after the date of the Grantee's resignation or other voluntary termination of his or her employment with CompuCredit or any of its affiliates (other than by reason of his or her death or "disability" within the meaning of Section 22(e)(3) of the Code), but during such two month period the Option shall be exercisable only to the extent that it was exercisable as of the date of resignation or termination;

          (b)   Immediately upon the violation by the Grantee of a term or condition of any non-compete or similar such agreement entered into between the Grantee and CompuCredit, regardless of whether such agreement otherwise is enforceable;

          (c)   Immediately upon the dismissal of the Grantee from his employment with CompuCredit or any affiliate for Cause at any time (a transfer of the Grantee from CompuCredit to a subsidiary and vice versa shall not constitute a dismissal for these purposes);

          (d)   Two months after the date on which CompuCredit or any affiliate terminates the Grantee's employment for any reason other than Cause, provided, however, that during such two month period the Option shall continue to vest in accordance with the vesting schedule set forth in the definition of Vesting Data;

          (e)   Six months after the date on which Grantee's employment with CompuCredit or any affiliate is terminated by reason of the Grantee's death or "disability" within the meaning of Section 22(e)(3) of the Code, but during such six month period the Option shall be exercisable only to the extent that it was exercisable as of the date of death or disability; or

          (f)    Five years from the Date of Grant.

        5.    Exercise Subject to Compliance with Securities Laws.    Notwithstanding the exercise of this Option, in whole or in part, in accordance with all other provisions of this Option, CompuCredit shall have no obligation to honor such exercise and to issue Common Stock pursuant thereto unless (a) the Grantee furnishes CompuCredit an agreement in such form as the Committee may specify in which the Grantee (or any person acting on his behalf) represents that the Common Stock acquired by him upon exercise are being acquired for investment and not with a view to the distribution thereof, or such other representations as may be required by the Committee in accordance with the advice of legal counsel, unless the Committee shall have received advice from legal counsel that such representation is not required, and (b) such exercise and the issuance of the Common Stock does not violate applicable securities law.

        6.    Adjustment of Option Price and Number of Shares That May be Purchased Hereunder.    The Option Price and the number of shares of Common Stock that may be purchased hereunder shall be subject to adjustment from time to time by the Committee in accordance with the terms of the Plan in the event of certain changes in the Common Stock or certain corporate transactions affecting the number or value of the shares of Common Stock.

        7.    Notice of Adjustments.    Upon the occurrence of any adjustment of the Option Price, or any increase or decrease in the number of shares of Common Stock that may be purchased upon the exercise of this Option, then, and in each such case, CompuCredit, within 30 days thereafter, shall give written notice thereof to the Grantee at the address of the Grantee as shown on the books of

CompuCredit, which notice shall state the Option Price as adjusted and the increased or decreased number of shares that may be purchased upon the exercise of this Option, setting forth in reasonable detail the method of calculation of each.

        8.    Assignment.    This Option may not be transferred or assigned by the Grantee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Grantee, may be exercised, in whole or in part, only by the Grantee; provided, however, subject to paragraph 4(e) hereof, in the event of the Grantee's death or disability, this Option may be exercised by his or her personal representative, heirs or legatees.

        9.    No Right to Continued Employment.    This Option does not confer upon the Grantee the right to continued employment with CompuCredit or any affiliate, nor shall it interfere with the right of CompuCredit or any affiliate to terminate his or her employment at any time.

        10.    Miscellaneous.

          (a)   CompuCredit covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise of this Option, a sufficient number of shares of Common Stock to permit the exercise of this Option in full.

          (b)   The terms of this Option shall be binding upon and shall inure to the benefit of any successors or assigns of CompuCredit and of the Grantee.

          (c)   The Grantee shall not be entitled to vote or to receive dividends with respect to any Common Stock that may be, but has not been, purchased under this Option and shall not be deemed to be a shareholder of CompuCredit with respect to any such Common Stock for any purpose.

          (d)   This Option has been issued pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Option Agreement, the provisions of the Plan shall govern.

          (e)   This Option Agreement shall be governed by the laws of the State of Georgia.

        IN WITNESS WHEREOF, CompuCredit and the Grantee have executed this Option Agreement as of the day and year first above written.

COMPUCREDIT CORPORATION
By:
Its:

GRANTEE:

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  Exhibit 10.2(g)